Exhibit 99.1

Video Display Corporation

Pro Forma Balance Sheet (unaudited)

November 30, 2013

	Historical Results(a)	Pro Forma Adjustment		Pro Forma Results
Assets
Current assets
Cash	1,436	100	(b)	1,536
Restricted cash	1,200	—		1,200
Accounts receivable, net	2,266	(670	)(c)	1,596
Note receivables	—	900	(b)	900
Other receivables	474	—		474
Inventories, net	18,423	(5,777	)(c)	12,646
Deferred income taxes	1,679			1,679
Income taxes refundable	636			636
Prepaid expenses and other	125	—		125

Total current assets	26,239	(5,447)		20,792

Property, plant, and equipment
Land	154	—		154
Buildings	2,751	(162	)(c)	2,589
Machinery and equipment	10,532	(3,287	)(c)	7,245

	13,437	(3,449)		9,988
Accumulated depreciation and amortization	(11,727)	(3,362	)(c)	(8,365)

Net property, plant, and equipment	1,710	(87)		1,623

Note receivable	690	—		690
Intangible assets, net	715	(25	)(c)	690
Deferred income taxes	613			613
Other assets	14	—		14

Total assets	$29,981	(5,559)		$24,422

Video Display Corporation

Pro Forma Balance Sheet (unaudited)

November 30, 2013

	Historical Results	Pro Forma Adjustment		Pro Forma Results
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$883	$(448	)(c)	$435
Accrued liabilities	779	(392	)(c)	387
Current maturities of long-term debt	1,398	—		1,398

Total current liabilities	3,060	(840)		2,220
Long-term debt, less current maturities	245			245
Unrecognized gain	1,124			1,124

Total liabilities	4,429	(840)		3,589

Shareholders’ Equity
Preferred stock, no par value – 10,000 shares authorized; none issued and outstanding	—			—
Common stock, no par value – 50,000 shares authorized; 9,732 issued and 7,593 outstanding at August 31, 2013	7,293			7,293
Additional paid-in capital	158			158
Retained earnings	28,545	(4,719	)(c)	23,826
Treasury stock, shares at cost; 2,139 at August 31, 2013	(10,444)			(10,444)

Total shareholders’ equity	25,552	(4,719)		20,833

Total liabilities and shareholders’ equity	$29,981	(5,559)		$24,422

(a)	Does not include the operations of Aydin Displays, Inc. or Z-Axis, Inc. (previous fiscal year 2014 dispositions).
(b)	Reflects anticipated $0.1 million in cash proceeds and $0.9 million note.
(c)	The elimination of assets and liabilities included in the Lexel Imaging disposition.

Video Display Corporation

Pro Forma Condensed Income Statement (unaudited)

Nine Months Ended November 30, 2013

	Historical Results (a)	Pro Forma Adjustment		Pro Forma Results
Net sales	$17,154	$6,647		10,507

Cost of goods sold	16,080	6,201		9,879

Gross profit	1,074	446		628

Operating expenses
Selling and delivery	1,225	—		1,225
General and administrative	2,617	638		1,979

	3,842	638		3,204

Operating income/(loss)	(2,768)	(192)		(2,576)

Other income (expense)
Interest expense	(709)	—		(709)
Other, net	658	178		480

	(51)	178		(229)

Income/(loss) from continuing operations before income taxes	(2,819)	(14)		(2,805)

Income tax (benefit)	(904)	(5	)(d)	(899)

Income/(loss) from continuing operations	$(1,915)	(9)		(1,906)

Net loss per share:
From continuing operations-basic	$(.25)	$.00		$(.25)

From continuing operations-diluted	(.25)	.00		$(.25)

Basic weighted average shares outstanding	7,593	7,593		7,593

Diluted weighted average shares outstanding	7,609	7,609		7,609

(a)	Does not include the operations of Aydin Displays, Inc or Z-Axis, Inc. (previous fiscal year 2014 dispositions)
(d)	Reflects income tax rate at Federal statutory rate of 34%.

Video Display Corporation

Pro Forma Condensed Income Statement (unaudited)

Year-Ended February 28, 2013

	Historical Results (a)		Pro Forma Adjustment		Pro Forma Results
Net sales	$19,699		$7,674		12,025

Cost of goods sold	17,399		6,682		10,717

Gross profit	2,300		992		1,308

Operating expenses
Selling and delivery	2,155		—		2,155
General and administrative	3,360		957		2,403

	5,515		957		4,558

Operating income/(loss)	(3,215)		35		(3,250)

Other income (expense)
Interest expense	(697)		—		(697)
Other, net	235		203		32

	(462)		203		(665)

Income/(loss) from continuing operations before income taxes	(3,677)		238		(3,915)

Income tax (benefit)	(1,250	)(d)	81	(d)	(1,331	)(d)

Net income/(loss) from continuing operations	$(2,427)		157		(2,584)

Net loss per share:
From continuing operations-basic	$(.32)		$.02		$(.34)

From continuing operations-diluted	(.32)		.02		$(.34)

Basic weighted average shares outstanding	7,570		7,570		7,570

Diluted weighted average shares outstanding	7,623		7,623		7,623

(a)	Does not include the operations of Aydin Displays, Inc or Z-Axis, Inc. (previous fiscal year 2014 dispositions)
(d)	Reflects income tax rate at Federal statutory rate of 34%.